                                  EXHIBIT 4.4
                              WARRANT CERTIFICATE

THIS WARRANT HAS NOT BEEN, NOR WILL IT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), NOR HAS IT BEEN APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE. THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE AND MAY NOT BE OFFERED FOR SALE, SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH WARRANT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS.



                                    WARRANT

                   to Purchase up to an Aggregate of  99,750

                           Shares of Common Stock of

                              HARCOR ENERGY, INC.

                               at $3.85 per share

                VOID AFTER 3:00 p.m. (prevailing New York time)
                                ON July 24, 2000



     This is to certify that, for value received, Erland & Co. ("Holder") is entitled to purchase, subject to the provisions of this Warrant, from HarCor Energy, Inc., a Delaware corporation (the "Corporation"), at any time on or after the date hereof until 3:00 p.m. New York time on July 24, 2000, an aggregate of up to ninety-nine thousand seven hundred fifty (99,750) fully paid and nonassessable shares of common stock, par value $.10 per share (the "Common Stock"), of the Corporation at a price of $3.85 per share, as adjusted from time to time pursuant to the terms hereof (the "Exercise Price").

     1.  EXERCISE OF WARRANT.   Subject to the provisions hereof, this Warrant
may be exercised in whole or in part (in multiples of at 10,000 shares), at any time or from time to time on or after the date hereof until 3:00 p.m. New York time on July 24, 2000. This Warrant shall be exercised only by presentation and surrender hereof to the Corporation at the principal office of the Corporation, accompanied by (i) a written notice of exercise and (ii) payment to the Corporation, for the account of the Corporation, of the Exercise Price for the number of shares of Common Stock specified in such notice. The Exercise Price for the number of shares of Common Stock specified in the notice shall be payable in immediately available funds.

     As soon as practicable after such presentation and surrender, the Corporation shall issue and deliver to the Holder the shares of Common Stock to which the Holder is entitled hereunder. Unless at the time of such exercise there is in existence an effective registration statement under the Securities Act of 1933, as amended, concerning the shares of common stock issuable upon exercise of this Warrant, the certificates representing the shares purchased pursuant to the exercise of this Warrant shall be legended substantially as follows:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR UNDER ANY STATE SECURITIES LAWS, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

     This Warrant may be exercised in part, provided that the shares of the Corporation's common stock to be purchased upon any such partial exercise must be for at least 10,000 shares or for any multiple thereof. If this Warrant should be exercised in part, then the Corporation shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder to purchase the balance of the shares of Common Stock purchasable hereunder. Upon receipt by the Corporation of this Warrant, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Corporation shall pay any and all expenses, transfer taxes and other charges payable in connection with the preparation, issuance and delivery of stock certificates pursuant to this Paragraph 1 in the name of the Holder. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which this Warrant is registered, and no such issuance or delivery shall be made unless and until the person requesting such issuance has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     No fractional shares of Common Stock shall be issued in connection with the exercise of this Warrant

     2. RESERVATION OF SHARES; PRESERVATION OF RIGHTS OF HOLDER. The Corporation hereby agrees that at all times it will maintain and reserve, free from preemptive rights, such number of authorized but unissued shares of Common Stock so that this Warrant may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to acquire shares of Common Stock. The Corporation further agrees that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Corporation.

     3. EXCHANGE OR LOSS OF WARRANT. This Warrant is exchangeable, upon presentation and surrender hereof at the principal office of the Corporation, only in connection with a partial exercise hereof. The Corporation shall be under no obligation to issue replacement warrants for the aggregate number of shares covered hereby except as described herein. The term "Warrant" as used herein includes any Warrant or Warrants for which this Warrant may be exchanged. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in case of loss, theft or destruction) of indemnification satisfactory to the Corporation, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will execute and deliver a new Warrant of like tenor and date.

     4.   RESTRICTED TRANSFERABILITY.   This Warrant may not be transferred
other than pursuant to a valid exemption from (based upon an opinion of counsel satisfactory to the Corporation), or registration statement under, the Act and applicable state securities laws.

     5. ADJUSTMENT. The number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this paragraph 5.

     A. (1) If, during the term of this Warrant, the Corporation shall pay or make a dividend or other distribution on any class of capital stock of the Corporation in Common Stock, other than any such dividend in connection with any preferred stock of the Corporation which has or may be issued, then the number of shares of Common Stock purchasable upon exercise of this Warrant shall be increased by multiplying such number of shares by a fraction, of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such distribution and the numerator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution; such increase in the number of shares of Common Stock purchasable shall become effective immediately after the opening of business on the date following such distribution.

     (2) If, during the term of this Warrant, the outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, if outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, then the number of shares of Common Stock purchasable upon exercise of this Warrant at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately decreased, such increase or decrease, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (3) The reclassification of Common Stock into securities (other than Common Stock) and/or cash and/or other combination shall be deemed to involve a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number or amount of securities and/or cash and/or other consideration outstanding immediately thereafter and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or the "the day upon which such combination becomes effective", as the case may be, within the meaning of clause (2) above.

     (4) The Corporation may in its sole discretion make such increases in the number of shares of Common Stock purchasable upon exercise of this Warrant in addition to those required by this subparagraph (A), as shall be determined by its Board of Directors to be advisable in order to avoid taxation of any dividend of stock or stock rights or any event treated as such for federal increase tax purposes to the recipients.

     B. Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant is adjusted as herein provided, the Exercise Price shall be adjusted by a fraction, of which the numerator is equal to the number of shares of Common Stock purchasable prior to the adjustment and the denominator is equal to the number of shares of Common Stock purchasable after the adjustment.

For the purpose of this Paragraph 5, the term "Common Stock" shall include any shares of the Corporation of any class or series which has no preference or priority in the payment of dividends or in the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation and which is not subject to redemption to the Corporation.

     6. NOTICE. Whenever the number of shares of Common Stock for which this Warrant is exercisable is adjusted as provided in paragraph 5 hereof, the Corporation shall promptly compute such adjustment and mail to the Holder a certificate, signed by the chief financial officer of the Corporation, setting forth the number of shares of Common Stock for which this Warrant is exercisable and the exercise price as a result of such adjustment, a brief statement of the facts requiring such adjustment, the computation thereof and when such adjustment will become effective.

     7. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Corporation.

     8. TERMINATION. This Warrant and the rights conferred hereby shall terminate at the aforementioned time on July 24, 2000.

     9. GOVERNING LAW. This Warrant shall be governed by, and interpreted in accordance with, the laws of the State of Delaware without regard to conflict of laws principles.


DATED:    February 28, 1996


                              HARCOR ENERGY, INC.

ATTEST:


By:  /s/ GARY S. PECK               By:  /s/ MARK G. HARRINGTON
    ------------------------------      -----------------------------------
     Gary S. Peck, Secretary             Mark G. Harrington
                                         Chairman and Chief Executive Officer